EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in the Registration Statement on Form S-1 Amendment No. 4 of Gold Horse International, Inc. of our report dated September 21, 2007 except for Note 16 wich is as of July 18, 2008 on our audits of the financial statements of Gold Horse International, Inc. as of June 30, 2007 and the results of its operations, stockholders’ equity and cash flows for each of the two years ended June 30, 2007 and 2006, and the reference to us under the caption “Experts”.

Kabani & Company, Inc.

Kabani & Company, Inc.
Los Angeles, California

Dated: August 1, 2008